                                                                    Exhibit 10.3




                      FORM OF EMPLOYEE BENEFITS AGREEMENT

                                    BETWEEN

                        ALLEGHENY TELEDYNE INCORPORATED

                                      AND

                          WATER PIK TECHNOLOGIES, INC.





                        DATED AS OF _______________, 1999

                                      INDEX



ARTICLE I DEFINITIONS ...........................................................................................     1
ARTICLE II GENERAL PRINCIPLES ...................................................................................     6
   2.1 ASSUMPTION OF LIABILITIES ................................................................................     6
   2.2 ESTABLISHMENT OF WATER PIK PLANS .........................................................................     6
   2.3 TERMS OF PARTICIPATION BY WATER PIK INDIVIDUALS IN WATER PIK PLANS .......................................     7

ARTICLE III DEFINED BENEFIT PLANS ...............................................................................     8
   3.1 FREEZING OF PENSION PLAN BENEFITS ........................................................................     8
   3.2 CREDITING SERVICE UNDER ATI'S PENSION PLAN ...............................................................     8

ARTICLE IV DEFINED CONTRIBUTION PLANS ...........................................................................     9
   4.1 401(k) PLAN ..............................................................................................     9

ARTICLE V HEALTH AND WELFARE PLANS ..............................................................................    11
   5.1 ASSUMPTION OF HEALTH AND WELFARE PLAN LIABILITIES ........................................................    11
   5.2 VENDOR CONTRACTS .........................................................................................    11
   5.3 PROCEDURES FOR AMENDMENTS TO PLANS, PLAN DESIGNS, ADMINISTRATIVE PRACTICES, AND VENDOR CONTRACTS .........    13
   5.4 ATI SICKNESS AND ACCIDENT, LONG TERM DISABILITY AND PENSION DISABILITY BENEFITS ..........................    14
   5.5 POST-RETIREMENT HEALTH AND LIFE INSURANCE BENEFITS .......................................................    14
   5.6 COBRA AND DIRECT PAY .....................................................................................    14

   5.7 POST-DISTRIBUTION TRANSITIONAL ARRANGEMENTS ..............................................................    14
   5.8 APPLICATION OF ARTICLE V TO WATER PIK ENTITIES ...........................................................    15

ARTICLE VI EXECUTIVE BENEFITS AND NON-EMPLOYEE DIRECTOR BENEFITS ................................................    15
   6.1 ASSUMPTION OF OBLIGATIONS ................................................................................    15
   6.2 CONSENTS AND NOTIFICATIONS ...............................................................................    15
   6.3 ATI 1999 BONUS PLAN ......................................................................................    16
   6.4 ATI INCENTIVE PLANS ......................................................................................    16
   6.5 ATI NONQUALIFIED DEFERRED COMPENSATION PROGRAMS ..........................................................    18
   6.6 NON-EMPLOYEE DIRECTOR BENEFITS ...........................................................................    19
   6.7 CONFIDENTIALITY AND PROPRIETARY INFORMATION ..............................................................    19

ARTICLE VII GENERAL AND ADMINISTRATIVE ..........................................................................    19
   7.1 INTERIM SERVICES AGREEMENT ...............................................................................    19
   7.2 PAYMENT OF LIABILITIES, PLAN EXPENSES AND RELATED MATTERS ................................................    19
   7.3 SHARING OF PARTICIPANT INFORMATION .......................................................................    20
   7.4 REPORTING AND DISCLOSURE AND COMMUNICATIONS TO PARTICIPANTS ..............................................    20
   7.5 NON-TERMINATION OF EMPLOYMENT; NO THIRD-PARTY BENEFICIARIES ..............................................    21
   7.6 BENEFICIARY DESIGNATIONS .................................................................................    22
   7.7 REQUESTS FOR IRS RULINGS AND DOL OPINIONS ................................................................    22
   7.8 FIDUCIARY MATTERS ........................................................................................    22
   7.9 COLLECTIVE BARGAINING ....................................................................................    22
   7.10 CONSENT OF THIRD PARTIES ................................................................................    22
   7.11 INDEMNIFICATION OF ATI ..................................................................................    23

ARTICLE VIII MISCELLANEOUS ......................................................................................    23
   8.1 FOREIGN PLANS ............................................................................................    23
   8.2 EFFECT IF DISTRIBUTION DOES NOT OCCUR ....................................................................    23
   8.3 RELATIONSHIP OF PARTIES ..................................................................................    23
   8.4 AFFILIATES ...............................................................................................    23
   8.5 COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER ..........................................................    24
   8.6 GOVERNING LAW; CONSENT TO JURISDICTION ...................................................................    24
   8.7 ASSIGNABILITY ............................................................................................    25
   8.8 THIRD PARTY BENEFICIARIES ................................................................................    25
   8.9 NOTICES ..................................................................................................    25
   8.10 SEVERABILITY ............................................................................................    26
   8.11 FORCE MAJEURE ...........................................................................................    26
   8.12 HEADINGS ................................................................................................    26
   8.13 WAIVERS OF DEFAULT ......................................................................................    26
   8.14 SPECIFIC PERFORMANCE ....................................................................................    26
   8.15 AMENDMENTS ..............................................................................................    27
   8.16 INTERPRETATION ..........................................................................................    27
   8.17 DISPUTES ................................................................................................    27

                           EMPLOYEE BENEFITS AGREEMENT

                              _____________ , 1999



         The parties to this Employee Benefits Agreement, dated as of the date written above, are Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), and Water Pik Technologies, Inc., a Delaware corporation ("Water Pik"). Capitalized terms used herein (other than the formal names of ATI Plans (as defined below) and related trusts of ATI) and not otherwise defined shall have the respective meanings assigned to them in Article I hereof or as assigned to them in the Separation and Distribution Agreement (as defined below).


         WHEREAS, the Board of Directors of ATI has determined that it is in the best interests of ATI and its stockholders to separate ATI's consumer products businesses into an independent business entity;


         WHEREAS, in furtherance of the foregoing, ATI and Water Pik have entered into a Separation and Distribution Agreement, dated as of the date hereof (the "Separation and Distribution Agreement"), and certain other agreements that will govern certain matters relating to the Separation, the Distribution and the relationship of ATI and Water Pik, and their respective Subsidiaries following the Distribution; and

         WHEREAS, pursuant to the Separation and Distribution Agreement, ATI and Water Pik have agreed to enter into this agreement allocating assets, liabilities and responsibilities with respect to certain employee compensation and benefit plans and programs between them.


         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS


         For purposes of this Agreement the following terms shall have the following meanings:

         1.1 Agreement means this Employee Benefits Agreement, including all the Schedules and Exhibits hereto.

         1.2 ASO Contract is defined in Section 5.2(a)(i).


         1.3 ATI Entity means any entity that is, at the relevant time, an Affiliate of ATI, except that, for periods beginning Immediately After the Distribution Date, the term "ATI Entity" shall not include Water Pik or a Water Pik Entity.

         1.4 ATI Executive means an employee or former employee of ATI, an ATI Entity, Water Pik or a Water Pik Entity, who immediately before the Close of the Distribution Date is eligible to participate in or receive a benefit under any ATI Executive Benefit Plan.


         1.5 ATI Master Pension Trust means the master trust under which the assets of the ATI Pension Plan are held.

         1.6 ATI Pension Plan means the Allegheny Teledyne Incorporated Pension Plan.

         1.7 ATI Stock Value means the average of the daily high and low per-share trading prices of the ATI Common Stock as listed on the NYSE during each of the twenty trading days immediately prior to the Distribution Date.


         1.8 Award means an award under the Incentive Plan, including Performance Awards and SARP Awards. When immediately preceded by "ATI," the term Award (including the term Performance Award or SARP Award) means an award under the ATI Incentive Plan. When immediately preceded by "Water Pik," the term Award (including the term Performance Award or SARP Award) means an award under the Water Pik Incentive Plan.


         1.9 Benefit Liabilities means any Liabilities (as defined in the Separation and Distribution Agreement) relating to any contributions, compensation or other benefits accrued or payable under any profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other compensation or benefit plan, agreement, contract, policy, trust fund or arrangement.

         1.10 Change is defined in Section 5.3(b)(i).

         1.11 Close of the Distribution Date means 5:00 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Distribution Date.

         1.12 COBRA means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

         1.13 Code means the Internal Revenue Code of 1986, as amended. Reference to a specific Code provision also includes any proposed, temporary, or final regulation in force under that provision.

         1.14 Corporate-Owned Life Insurance Policies means the life insurance policies owned by ATI insuring the lives of certain ATI Executives and certain other highly compensated employees of ATI or an ATI Entity.

         1.15 DOL means the United States Department of Labor.

         1.16 ERISA means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA also includes any proposed, temporary, or final regulation in force under that provision.


         1.17 Executive Benefit Plans, when immediately preceded by "ATI," means the executive benefit plans, programs, and arrangements established, maintained, agreed upon, or assumed by ATI or an ATI Entity for the benefit of employees and former employees of ATI or an ATI Entity before the Close of the Distribution Date as listed in Schedule 1.17. When immediately preceded by "Water Pik," Executive Benefit Plans means the executive benefit plans and programs to be established by Water Pik pursuant to Section 2.2 that correspond to the respective ATI Executive Benefit Plans.

         1.18 Foreign Plan means a Plan maintained by ATI, an ATI Entity, Water Pik, or a Water Pik Entity for the benefit of employees outside the U.S.


         1.19 Group Insurance Policies is defined in Section 5.2(b)(i).


         1.20 HCRA Plan, when immediately preceded by "ATI," means the ATI Health Care Reimbursement Account Plan. When immediately preceded by "Water Pik," HCRA Plan means the Health Care Reimbursement Account Plan to be established by Water Pik pursuant to Section 2.2.

         1.21 Health and Welfare Plans, when immediately preceded by "ATI," means the health and welfare plans listed on Schedule 1.21 established and maintained by ATI for the benefit of employees and retirees of ATI and certain ATI Entities, and such other welfare plans or programs as may apply to such employees and retirees of ATI or an ATI Entity before the Close of the Distribution Date. When immediately preceded by "Water Pik," Health and Welfare Plans means the health and welfare plans to be established by Water Pik pursuant to Section 2.2 that correspond to the respective ATI Health and Welfare Plans.

         1.22 HMO means a health maintenance organization that provides benefits under one or more of the ATI Health and Welfare Plans or the Water Pik Health and Welfare Plans.


         1.23 HMO Agreements is defined in Section 5.2(c)(i).

         1.24 Immediately After the Distribution Date means 5:01 P.M., Eastern Standard Time or Eastern Daylight Time (whichever shall then be in effect), on the Distribution Date.


         1.25 Incentive Plan, when immediately preceded by "ATI," means any of the Allegheny Teledyne Incorporated 1996 Incentive Plan, any predecessor Incentive Plan thereto and any other stock-based incentive plans assumed by ATI by reason of merger, combination, acquisition or otherwise. When immediately preceded by "Water Pik," Incentive Plan means the Incentive Plan to be established by Water Pik pursuant to Section 2.2.

         1.26 IRS means the Internal Revenue Service.

         1.27 Material Feature means any feature of a Plan that could reasonably be expected to be of material importance to the sponsoring employer or the participants and beneficiaries of the Plan, which could include, depending on the type and purpose of the particular Plan, the class or classes of employees eligible to participate in such Plan, the nature, type, form, source, and level of benefits provided by the employer under such Plan and the amount or level of contributions, if any, required to be made by participants (or their dependents or beneficiaries) to or under such Plan.

         1.28 Non-Employee Director, when immediately preceded by "ATI," means a member of ATI's Board of Directors who is not an employee of ATI or an ATI Entity. When immediately preceded by "Water Pik," Non-Employee Director means a member of Water Pik's Board of Directors who is not an employee of ATI, an ATI Entity, Water Pik or a Water Pik Entity.

         1.29 Non-Employee Director Plans, when immediately preceded by "ATI," means the Allegheny Teledyne Incorporated 1996 Non-Employee Director Stock Compensation Plan and the Allegheny Teledyne Incorporated Fee Continuation Plan for Non-Employee Directors. When immediately preceded by "Water Pik," Non-Employee Director Plans means the plans and programs to be established by Water Pik pursuant to Section 2.2 that correspond to the ATI Non-Employee Director Plans.

         1.30 Nonqualified Deferred Compensation Programs, when immediately preceded by "ATI," means the Allegheny Teledyne Incorporated Executive Deferred Compensation Plan, the Allegheny Teledyne Incorporated Supplemental Pension Plan and the Teledyne, Inc. Pension Equalization Plan. When immediately preceded by "Water Pik," Deferral Plan means the Executive Deferred Compensation Plan to be established by Water Pik pursuant to Section 2.2.

         1.31 Option, when immediately preceded by "ATI," means an option to purchase ATI Common Stock and, when immediately preceded by "Water Pik," Option means an option to purchase Water Pik Common Stock, in each case pursuant to an Incentive Plan.

         1.32 PBGC means the Pension Benefit Guaranty Corporation.

         1.33 Performance Award means any Award granted pursuant to the terms of the Performance Share Program.

         1.34 Performance Share Program means the Allegheny Teledyne Incorporated Performance Share Program adopted pursuant to Administrative Rules under the ATI Incentive Plan.

         1.35 Plan, when immediately preceded by "ATI" or "Water Pik," means any plan, policy, program, payroll practice, on-going arrangement, contract, trust, insurance policy or other agreement or funding vehicle providing benefits to employees, former employees or Non-Employee Directors of ATI or an ATI Entity, or Water Pik or a Water Pik Entity, as applicable.

         1.36 Ratio means the amount obtained by dividing the ATI Stock Value by the Water Pik Stock Value.

         1.37 Reasonable Efforts means such acts or actions that, in the reasonable good faith opinion of the party taking such acts or actions, are calculated to achieve, or otherwise further, the applicable provisions to which the term applies; provided, however, to the extent any costs, fees or other expenditures (the "Expenses") occur as a result of a party's use of Reasonable Efforts and such expenses are not expressly allocated under the terms of this Agreement or any Ancillary Agreement, such Expenses shall be borne by the party for whose benefit such Expenses are incurred and such party shall indemnify and hold harmless the other party with respect to such Expenses.

         1.38 SARP, when immediately preceded by "ATI," means the Allegheny Teledyne Incorporated Stock Acquisition and Retention Program.

         1.39 SARP Award means any Award granted pursuant to the terms of the SARP.

         1.40 Separation and Distribution Agreement is defined in the third paragraph of the preamble of this Agreement.

         1.41 Stock Purchase Plan, when immediately preceded by "ATI," means the Allegheny Teledyne Incorporated Employee Stock Purchase Plan. When immediately preceded by "Water Pik," Stock Purchase Plan means the employee stock purchase plan to be established by Water Pik pursuant to Section 2.2.

         1.42 Teledyne means Teledyne, Inc., a Delaware corporation, or its successors and assigns.

         1.43 Teledyne 401(k) Plan means the Teledyne, Inc. 401(k) Plan.

         1.44 Water Pik Entity means any Person that is, at the relevant time, a Subsidiary of Water Pik or is otherwise controlled, directly or indirectly, by Water Pik.

         1.45 Water Pik 401(k) Plan means the 401(k) plan established by Water Pik effective no later than April 1, 2000 pursuant to Section 2.2.

         1.46 Water Pik Individual means any individual who, Immediately After the Distribution Date, is an active hourly or salaried employee of Water Pik or a Water Pik Entity.

         1.47 Water Pik Stock Value means the average of the daily high and low per-share trading prices of the Water Pik Common Stock during each of the twenty trading days Immediately After the Distribution Date.


                                   ARTICLE II
                               GENERAL PRINCIPLES


         2.1 ASSUMPTION OF LIABILITIES. Except as otherwise expressly provided in Section 3.1 or Article VI, Water Pik hereby assumes and agrees to pay, perform, fulfill and discharge, in accordance with their respective terms, all of the following (regardless of when or where such Benefit Liabilities arose or arise or were or are incurred): (i) all Benefit Liabilities to or relating to Water Pik Individuals, and their respective dependents and beneficiaries, in each case relating to, arising out of or resulting from employment by ATI or an ATI Entity before the Distribution Date (including Benefit Liabilities under ATI Plans and Water Pik Plans); (ii) all other Benefit Liabilities to or relating to Water Pik Individuals and other employees of Water Pik or a Water Pik Entity, and their dependents and beneficiaries, to the extent relating to, arising out of or resulting from future, present or former employment with Water Pik or a Water Pik Entity (including Benefit Liabilities under ATI Plans and Water Pik Plans); (iii) all Benefit Liabilities relating to, arising out of or resulting from any other actual or alleged employment relationship with Water Pik or a Water Pik Entity; (iv) all Benefit Liabilities relating to, arising out of or resulting from the imposition of withdrawal liability under Subtitle E of Title IV of ERISA as a result of a complete or partial withdrawal of any ATI Entity from a "multiemployer plan" within the meaning of ERISA Section 4021 which occurs solely as a result of the Separation or the Distribution; and (v) all other Benefit Liabilities relating to, arising out of or resulting from obligations, liabilities and responsibilities expressly assumed or retained by Water Pik, a Water Pik Entity, or a Water Pik Plan pursuant to this Agreement. Notwithstanding the generality of the foregoing, Water Pik does not assume or agree to pay, perform, fulfill or discharge any Benefit Liabilities relating to, arising out of or resulting from the Teledyne Savings and Retirement Supplement Plan.

         2.2 ESTABLISHMENT OF WATER PIK PLANS. Effective prior to or within a reasonable time after the Distribution Date, Water Pik shall adopt, or cause to be adopted, the amended Teledyne 401(k) Plan for the period between the Distribution Date and April 1, 2000, the Water Pik Stock Purchase Plan, the Water Pik Health and Welfare Plans, and the Water Pik Executive Benefit Plans for the benefit of the Water Pik Individuals and other current and future employees of Water Pik and the Water Pik Entities; provided, however, that Water Pik may, in its sole discretion, elect not to adopt or establish the Plan or Plans listed in Schedule 2.2(a). Subject to the provisions of

Section 4.1 regarding the Water Pik 401(k) Plan, or as otherwise may be set forth in Schedule 2.2(b), the foregoing Water Pik Plans shall be substantially identical in all Material Features to the corresponding ATI Plans as in effect as of the Close of the Distribution Date. Effective prior to or within a reasonable time after the Distribution Date, Water Pik shall adopt, or cause to be adopted, the Water Pik Non-Employee Director Plans, for the benefit of Water Pik Non-Employee Directors. The Water Pik Non-Employee Director Plans shall be substantially similar in all Material Features to the corresponding ATI Non-Employee Director Plans as in effect on the Distribution Date. No later than April 1, 2000, Water Pik shall adopt the Water Pik 401(k) Plan and its related trust, which Water Pik 401(k) Plan shall provide for employer contributions, independent of employee contributions and expressed as a rate of participant compensation, determined appropriate by Water Pik in its sole discretion in light of Water Pik's choice not to sponsor a defined benefit plan.

         2.3 TERMS OF PARTICIPATION BY WATER PIK INDIVIDUALS IN WATER PIK PLANS. The Water Pik Plans shall be, with respect to Water Pik Individuals, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding ATI Plans. ATI and Water Pik shall agree on methods and procedures, including amending the respective Plan documents and/or requesting approvals or consents of Water Pik Individuals where the parties deem appropriate, to prevent Water Pik Individuals from receiving duplicative benefits from the ATI Plans and the Water Pik Plans. With respect to Water Pik Individuals, each Water Pik Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Close of the Distribution Date, were recognized under the corresponding ATI Plan shall, as of Immediately After the Distribution Date, receive full recognition, credit, and validity and be taken into account under such Water Pik Plan to the same extent as if such items occurred under such Water Pik Plan, except to the extent that duplication of benefits would result. The provisions of this Agreement for the transfer of assets from certain trusts relating to ATI Plans (including Foreign Plans) to the corresponding trusts relating to Water Pik Plans (including Foreign Plans) are based upon the understanding of the parties that each such Water Pik Plan will assume all Benefit Liabilities of the corresponding ATI Plan to or relating to Water Pik Individuals, as provided for herein. If any such Benefit Liabilities are not effectively assumed by the appropriate Water Pik Plan, then the amount of assets transferred to the trust relating to such Water Pik Plan from the trust relating to the corresponding ATI Plan shall be recomputed as set forth below, but taking into account the retention of such Benefit Liabilities by such ATI Plan, and assets shall be transferred by the trust relating to such Water Pik Plan to the trust relating to such ATI Plan so as to place each such trust in the position it would have been in, had the initial asset transfer been made in accordance with such recomputed amount of assets.

                                   ARTICLE III
                              DEFINED BENEFIT PLANS



         3.1 FREEZING OF PENSION PLAN BENEFITS. Effective upon the applicable of the dates under Section 3.2, the accrued benefits with respect to Water Pik Individuals who, as of the Distribution Date, were participants under the ATI Pension Plan shall be frozen and such Individuals shall not accrue any additional benefits from and after the Distribution Date under the ATI Pension Plan. The assets and Benefit Liabilities with respect to such Individuals, determined as of the Distribution Date, shall be retained by the ATI Pension Plan and its related trust and paid therefrom when due under the terms of the ATI Pension Plan.


         3.2 CREDITING SERVICE UNDER ATI'S PENSION PLAN.


         (a) VESTING. Water Pik Individuals who, as of the Distribution Date, were participants in the ATI Pension Plan will continue to receive service credit for vesting and retirement benefit eligibility purposes under the ATI Pension Plan for service actually rendered to Water Pik during the period commencing on the Distribution Date and ending April 1, 2000.

         (b) BENEFIT ACCRUAL. Water Pik Individuals who, as of the Distribution Date, were participants in the ATI Pension Plan will continue to receive service credit for benefit accrual purposes under the ATI Pension Plan for service actually rendered to Water Pik during the period commencing on the Distribution Date and ending April 2, 2000. Benefits accrued with respect to service credited pursuant to this Section 3.2 shall be paid by the ATI Pension Plan at the same times and under the same terms and conditions as applicable to benefits accrued under the ATI Pension Plan.

         (c) DISTRIBUTION OF BENEFITS FROM ATI PENSION PLAN TO WATER PIK INDIVIDUALS. For purposes of the ATI Pension Plan, the date which is the earlier of the applicable of (i) a Water Pik's Individual's actual separation from service with Water Pik or (ii) April 1, 2000 shall be for each Water Pik Individual a separation from service with the employer and Water Pik Individuals who are eligible to commence receipt of benefits under the ATI Pension Plan may, in their respective discretion, apply at any time after the applicable date described above to commence benefits to the extent then payable and subject to the terms and conditions of the ATI Pension Plan. The Distribution Date does not, however, constitute and shall not be treated under the ATI Pension Plan as a sale or otherwise as an event permitting Water Pik Individuals to elect to receive a lump sum form of distribution under the ATI Pension Plan.

                                   ARTICLE IV
                           DEFINED CONTRIBUTION PLANS


         4.1 401(k) PLAN.

         (a) ADOPTION BY WATER PIK OF TELEDYNE 401(k) PLAN AMENDED TO BE A MULTIPLE EMPLOYER PLAN. On or before the Distribution Date, the Teledyne 401(k) Plan will be amended by Teledyne to be and become a multiple employer plan under which Water Pik may elect to be a contributing sponsor and to provide participation to Water Pik Individuals under the terms and conditions set forth in the Teledyne 401(k) Plan for a period ending on the earlier of (i) adoption by Water Pik of the Water Pik 401(k) Plan or (ii) April 1, 2000. The right to amend the Teledyne 401(k) Plan in any respect shall be exclusively within the power of Teledyne at all relevant times. As amended, the Teledyne 401(k) Plan shall provide that (A) Water Pik Individuals shall not be permitted to direct investments after the Distribution Date in ATI Common Stock or in the common stock of Water Pik or any other corporation spun off by ATI, (B) that each Water Pik Individual shall have the right to direct the administrator of the Teledyne 401(k) Plan to liquidate the interests of Water Pik Individuals in the common stock of ATI ("ATI Common Stock"), Water Pik Common Stock or the common stock of any other previously related corporation and direct the method of reinvestment of the proceeds of such sale from among the options then available under the Teledyne 401(k) Plan and (C) if ATI Common Stock and/or common stock of any previously related corporation other than Water Pik is held in accounts of Water Pik Individuals in the Teledyne 401(k) Plan as of April 1, 2000, the interests of Water Pik Individuals shall be liquidated by the Plan administrator and the proceeds reinvested in Water Pik Common Stock.

         (b) ESTABLISHMENT OF WATER PIK 401(k) PLAN AND TRUST. The Water Pik 401(k) Plan, established by Water Pik pursuant to Section 2.2 no later than April 1, 2000, (i) shall be a qualified defined contribution plan within the meaning of Code Section 401(a), (ii) except as provided under Section 4.1(c), shall contain provisions, terms and conditions substantially similar to the provisions, terms and conditions of the Teledyne 401(k) Plan, and (iii) shall provide coverage from and after the earlier of (i) its adoption by Water Pik or
(ii) April 1, 2000 with respect to Water Pik Individuals who, as of the later of the dates above, were participants in the Teledyne 401(k) Plan as amended as described in Section 4.1(a). The trust related to the Water Pik 401(k) Plan, established by Water Pik pursuant to Section 2.2, shall be exempt from taxation under Code Section 501(a).

         (c) ASSUMPTION OF LIABILITIES AND TRANSFER OF ASSETS.


                  (i) Effective Immediately After the Distribution Date and until the earlier of (i) the date of adoption by Water Pik of the Water Pik 401(k) Plan or (ii) April 1, 2000, ATI shall administer or cause the administration of the assets and Benefit Liabilities of the Teledyne 401(k) Plan with respect to both Teledyne employees and Water Pik Individuals. Water Pik shall pay to ATI, within thirty (30) days of presentment of an invoice therefor, an amount equal to the actual cost incurred by ATI for administration of the assets and Benefit Liabilities in the Teledyne 401(k) Plan relating to Water Pik Individuals. Water Pik Individuals shall continue to accrue service credit under the Teledyne 401(k) Plan for vesting and benefit eligibility purposes until the earlier of (i) the date of adoption by Water Pik of the Water Pik 401(k) Plan or
(ii) April 1, 2000. Effective as of the earlier of (i) the adoption by Water Pik of the Water Pik 401(k) Plan or (ii) April 1, 2000: (A) the Water Pik 401(k) Plan shall assume and be solely responsible for all Benefit Liabilities to or relating to Water Pik Individuals under the Water Pik 401(k) Plan, and (B) ATI shall cause an amount equal to the aggregate account balances of the Water Pik Individuals participating under the Teledyne 401(k) Plan, whether such amounts are vested or unvested under the terms of the Teledyne 401(k) Plan, which are held by the related trust as of the applicable of (i) the date of adoption by Water Pik of the Water Pik 401(k) Plan or (ii) April 1, 2000 to be transferred to the Water Pik 401(k) Plan, and its related trust, and Water Pik shall cause such transferred accounts to be accepted by such plan and trust. In ATI's sole and absolute discretion, the amount so transferred may be in cash or in kind or a combination thereof; provided, however, that the following shall be transferred in kind: (A) shares of ATI Common Stock, shares of Water Pik Common Stock allocated to participants' accounts as a result of the Distribution and shares of Teledyne Technologies Incorporated Common Stock allocated to participants' accounts as a result of the spin-off of ATI's aerospace and electronics businesses; and (B) all promissory notes reflecting participant loans to Water Pik Individuals under the Teledyne 401(k) Plan outstanding as of the Distribution Date.

                  (ii) If any benefit with respect to a Water Pik Individual under the Teledyne 401(k) Plan is subject to a qualified domestic relations order at the time of transfer, all documentation concerning such qualified domestic relations order shall be assigned to the Water Pik 401(k) Plan.

                                    ARTICLE V
                            HEALTH AND WELFARE PLANS


         5.1 ASSUMPTION OF HEALTH AND WELFARE PLAN LIABILITIES.


         (a) Immediately After the Distribution Date, all Benefit Liabilities to or relating to Water Pik Individuals under the ATI Health and Welfare Plans shall cease to be Benefit Liabilities of the ATI Health and Welfare Plans and shall be assumed by the corresponding Water Pik Health and Welfare Plans.

         (b) Notwithstanding Section 5.1(a), all treatments which have been pre-certified for or are being provided to a Water Pik Individual as of the Close of the Distribution Date shall be provided without interruption under the appropriate ATI Health and Welfare Plan until such treatment is concluded or discontinued pursuant to applicable plan rules and limitations, but Water Pik shall continue to be responsible for all Benefit Liabilities relating to, arising out of or resulting from such ongoing treatments as of the Close of the Distribution Date.

         5.2 VENDOR CONTRACTS.

         (a) THIRD-PARTY ASO CONTRACTS.

                  (i) ATI shall use its Reasonable Efforts to amend each administrative services only contract with a third-party administrator that relates to any of the ATI Health and Welfare Plans (an "ASO Contract") in existence as of the date of this Agreement to permit Water Pik to participate in the terms and conditions of such ASO Contract from Immediately After the Distribution Date until December 31, 2000. ATI shall use its Reasonable Efforts to cause all ASO Contracts into which ATI enters after the date of this Agreement but before the Close of the Distribution Date to allow Water Pik to participate in the terms and conditions thereof effective Immediately After the Distribution Date on the same basis as ATI.

                  (ii) ATI shall have the right to determine, and shall promptly notify Water Pik of, the manner in which Water Pik's participation in the terms and conditions of ASO Contracts as set forth above shall be effectuated. The permissible ways in which Water Pik's participation may be effectuated include automatically making Water Pik a party to the ASO Contracts or obligating the third party to enter into a separate ASO Contract with Water Pik providing for the same terms and conditions as are contained in the ASO Contracts to which ATI is a party (or such other arrangement as to which ATI and Water Pik shall mutually agree). Such terms and conditions shall include the financial and termination provisions, performance standards, methodology, auditing policies, quality measures, reporting requirements and target claims. Water Pik hereby authorizes ATI to act on its behalf to extend to Water Pik the terms and conditions of the ASO Contracts. Water Pik shall fully cooperate with ATI in such efforts, and Water Pik shall not perform any act, including discussing any alternative arrangements with any third party, that would prejudice ATI's efforts.

         (b) GROUP INSURANCE POLICIES.

                  (i) This Section 5.2(b) applies to group insurance policies not subject to allocation or transfer pursuant to the foregoing provisions of this Article V ("Group Insurance Policies").


                  (ii) ATI shall use its Reasonable Efforts to amend each Group Insurance Policy in existence as of the date of this Agreement for the provision or administration of benefits under the ATI Health and Welfare Plans to permit Water Pik to participate in the terms and conditions of such policy from Immediately After the Distribution Date until December 31, 2000. ATI shall use its Reasonable Efforts to cause all Group Insurance Policies into which ATI enters or which ATI renews after the date of this Agreement but before the Close of the Distribution Date to allow Water Pik to participate in the terms and conditions thereof effective Immediately After the Distribution Date on the same basis as ATI.

                  (iii) Water Pik's participation in the terms and conditions of each such Group Insurance Policy shall be effectuated by obligating the insurance company that issued such insurance policy to ATI to issue one or more separate policies to Water Pik. Such terms and conditions shall include the financial and termination provisions, performance standards and target claims. Water Pik hereby unconditionally and irrevocably authorizes ATI to act on its behalf to extend to Water Pik the terms and conditions of such Group Insurance Policies. Water Pik shall fully cooperate with ATI in such efforts, and Water Pik shall not perform any act, including discussing any alternative arrangements with third parties, that would prejudice ATI's efforts.

         (c) HMO AGREEMENTS.

                  (i) Before the Distribution Date, ATI shall use its Reasonable Efforts to amend all letter agreements with HMOs that provide medical services under the ATI Medical Plans for 1999 ("HMO Agreements") in existence as of the date of this Agreement to permit Water Pik to participate in the terms and conditions of such HMO Agreements, in each case, from Immediately After the Distribution Date until December 31, 2000. ATI shall use its Reasonable Efforts to cause all HMO Agreements into which ATI enters after the date of this Agreement but before the Close of the Distribution Date to allow Water Pik to participate in the terms and conditions of such HMO Agreements from Immediately After the Distribution Date until December 31, 2000 on the same basis as ATI.

                  (ii) ATI shall have the right to determine, and shall promptly notify Water Pik of, the manner in which Water Pik's participation in the terms and conditions of all HMO Agreements as set forth above shall be effectuated. The permissible ways in which Water Pik's participation may be effectuated include automatically making Water Pik a party to the HMO Agreements or obligating the HMOs to enter into letter agreements with Water Pik which are identical to the HMO Agreements (or such other arrangements as to which ATI and Water Pik shall mutually agree). Such terms and conditions shall include the financial and termination provisions of the HMO Agreements. Water Pik hereby authorizes ATI to act on its behalf to extend to Water Pik the terms and conditions of the HMO Agreements. Water Pik shall fully cooperate with ATI in such efforts, and

Water Pik shall not perform any act, including discussing any alternative arrangements with any third-party, that would prejudice ATI's efforts.

                  (iii) Notwithstanding anything in this Article V to the contrary, Water Pik shall have the sole discretion to determine which HMOs to offer to the participants in the Water Pik Health and Welfare Plans for 2001 and subsequent years, and all HMO Agreements in which Water Pik participates pursuant to this Section 5.2(c) shall provide Water Pik with the right to discontinue its participation effective January 1, 2001.

         5.3 PROCEDURES FOR AMENDMENTS TO PLANS, PLAN DESIGNS, ADMINISTRATIVE PRACTICES, AND VENDOR CONTRACTS.

         (a) AMENDMENTS TO PLAN DOCUMENTS. From Immediately After the Distribution Date through December 31, 2000, Water Pik shall not amend any Water Pik Health and Welfare Plan or Plans, and Water Pik shall have no rights or privileges with respect to such Plans other than those rights and privileges contained in any policy, contract or other written arrangement governing such Plans. During any period in which ATI is providing Interim Services with respect to any Water Pik Health and Welfare Plan pursuant to Section 7.1, ATI shall have the right to amend any applicable Water Pik Health and Welfare Plan; provided that, in ATI's reasonable good faith opinion, such amendment will have no material adverse impact on the Water Pik Health and Welfare Plan or its participants or, to the extent a material adverse impact would occur, such impact would affect both the applicable Water Pik Health and Welfare Plan and any corresponding ATI Health and Welfare Plan and any costs incurred as a result of such amendment shall be borne by ATI and Water Pik in the same proportion that Water Pik and ATI employees, respectively, participate.

         (b) CHANGES IN VENDOR CONTRACTS, GROUP INSURANCE POLICIES, PLAN DESIGN, AND ADMINISTRATION PRACTICES AND PROCEDURES.

                  (i) From Immediately After the Distribution Date until December 31, 2000, Water Pik shall not materially modify, or take other action which would have a material effect on, any of the following items (each such modification, a "Change"): (A) the termination date, administration, or operation of (1) an ASO contract between ATI or Water Pik and a third-party administrator, (2) a Group Insurance Policy issued to ATI or Water Pik, or (3) an HMO Agreement with ATI or Water Pik, in each case, the material terms and conditions of which contracts and policies are extended to Water Pik or to which Water Pik becomes a party pursuant to Section 5.2; (B) the design of either an ATI Health and Welfare Plan or a Water Pik Health and Welfare Plan; or (C) the financing, operation, administration or delivery of benefits under either an ATI Health and Welfare Plan or a Water Pik Health and Welfare Plan.

                  (ii) During any period in which ATI is providing Interim Services with respect to any Water Pik Health and Welfare Plan pursuant to
Section 7.1, ATI shall be permitted to make any Change to such Water Pik Plan; provided that, in ATI's reasonable good faith opinion, such Change would affect both the applicable Water Pik Health and Welfare Plan and any corresponding ATI Health and Welfare Plan and any costs incurred as a result of such amendment shall be borne proportionally by ATI and Water Pik in the same proportion that Water Pik and ATI employees, respectively, participate.

         (c) EMPLOYEE CONTRIBUTIONS. Except as otherwise expressly provided in Sections 5.3(a) and 5.3(b), as of January 1, 2001, Water Pik shall have the right, in its sole and absolute discretion and without compliance with Sections 5.3(a) and 5.3(b), to increase or decrease the amount of employee contributions under their respective Health and Welfare Plans.

         5.4 ATI SICKNESS AND ACCIDENT, LONG TERM DISABILITY AND PENSION DISABILITY BENEFITS. ATI shall transfer to Water Pik, effective Immediately After the Distribution Date, responsibility for administering all claims incurred by Water Pik Individuals and other employees and former employees of Water Pik and the Water Pik Entities before the Close of the Distribution Date that are administered by ATI as of the Close of the Distribution Date. Water Pik shall administer such claims in the same manner, and using the same methods and procedures, as ATI used in administering such claims. Water Pik shall have sole discretionary authority to make any necessary determinations with respect to such claims, including entering into settlements with respect to such claims.

         5.5 POST-RETIREMENT HEALTH AND LIFE INSURANCE BENEFITS. As soon as practicable after the Distribution Date, Water Pik shall provide ATI with a list of all Water Pik Individuals who are, to the best knowledge of Water Pik, eligible to receive retiree medical or dental coverage under the ATI Health and Welfare Plans from and after the Distribution Date and/or post-retirement life insurance coverage under the ATI Group Life Program, and the type of retiree medical or dental coverage and the level of life insurance coverage for which they are eligible, as applicable.

         5.6 COBRA AND DIRECT PAY. Effective Immediately After the Distribution Date, Water Pik shall solely be responsible for administering compliance with the health care continuation coverage requirements of COBRA and the Water Pik Health and Welfare plans, and, with respect to Water Pik Individuals, the ATI Health and Welfare Plans.

         5.7 POST-DISTRIBUTION TRANSITIONAL ARRANGEMENTS.

         (a) CONTINUANCE OF ELECTIONS, CO-PAYMENTS AND MAXIMUM BENEFITS.

                  (i) Water Pik shall cause the Water Pik Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by Water Pik Individuals under the ATI Health and Welfare Plans and apply such elections under the Water Pik Health and Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. The transfer or other movement of employment from ATI to Water Pik at any time before the Close of the Distribution Date shall neither constitute nor be treated as a "status change" under the ATI Health and Welfare Plans or the Water Pik Health and Welfare Plans.

                  (ii) Water Pik shall cause the Water Pik Health and Welfare Plans to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, and other applicable benefit coverage limits with respect to which such expenses have been incurred by Water Pik Individuals under the ATI Health and Welfare Plans for the remainder of the year in which the Distribution occurs, and (B) all benefits paid to Water Pik Individuals under the ATI Health and Welfare Plans for purposes of determining when such persons have reached their lifetime maximum benefits under the Water Pik Health and Welfare Plans.

                  (iii) Water Pik shall recognize and maintain through December 31, 1999 all eligible populations covered by the ATI Health and Welfare Plans (as defined in the applicable ATI Health and Welfare Plan documents), including Class I and Class II dependents, term and temporary employees, alternate benefit plan employees, and all categories of part-time employees (which are fully and non-fully eligible for company contributions).

                  (iv) Water Pik shall (A) provide coverage to Water Pik Individuals under the Water Pik Group Life Program without the need to undergo a physical examination or otherwise provide evidence of insurability, and (B) recognize and maintain all irrevocable assignments and accelerated benefit option elections made by Water Pik Individuals under the ATI Group Life Program.

         (b) OTHER POST-DISTRIBUTION TRANSITIONAL RULES.

                  (i) ATI HCRA PLAN. To the extent any Water Pik Individual contributed to an account under the ATI HCRA Plan during the calendar year that includes the Distribution Date, effective as of the Close of the Distribution Date, ATI shall transfer to the Water Pik HCRA Plan the account balances of Water Pik Individuals for such calendar year under the ATI HCRA Plan, regardless of whether the account balance is positive or negative.

                  (ii) ATI CHILD/ELDER CARE REIMBURSEMENT ACCOUNT PLAN. To the extent any Water Pik Individual contributed to the ATI CECRA Plan during the calendar year that includes the Distribution Date, ATI shall transfer the account balances of Water Pik Individuals for such calendar year in the ATI CECRA Plan to the Water Pik CECRA Plan.

                  (iii) POST-RETIREMENT MEDICAL PLAN. For the period ending on December 31st of the calendar year which is five calendar years after the Distribution Date, Water Pik shall comply with all cost maintenance period requirements and benefit maintenance period requirements under Code Sections 401(h) or 420 that are applicable to post-retirement health benefits under the Water Pik Health Plans for any pension asset transfers pursuant to Code Section 420 by or on behalf of ATI for qualified current retiree health liabilities (as defined under Code Section 420). With respect to any pension asset transfers pursuant to Code Section 420, Water Pik shall obtain ATI's prior written approval before amending any Water Pik Health Plan with respect to the provision of post-retirement health benefits during the cost maintenance or benefit maintenance periods to which the ATI Health Plans are subject pursuant to Code
Section 420 and no such amendment shall be effective in any respect until ATI's prior written approval is obtained. No pension asset transfer pursuant to Code
Section 420 shall be made by Water Pik after the date hereof and before the Close of the Distribution Date unless Water Pik and ATI so agree.

          (iv) HEALTH AND WELFARE PLANS SUBROGATION RECOVERY. After the Close of the Distribution Date, ATI shall pay to Water Pik any amounts ATI recovers from time to time through subrogation or otherwise for claims incurred by or reimbursed to any Water Pik Individual. If Water Pik recovers any amounts through subrogation or otherwise for claims incurred by or reimbursed to employees and former employees of ATI or an ATI Entity and their respective beneficiaries and dependents (other than Water Pik Individuals), Water Pik shall pay such amounts to ATI.

         5.8 APPLICATION OF ARTICLE V TO Water Pik ENTITIES. Any reference in this Article V to "Water Pik" shall include a reference to a Water Pik Entity when and to the extent ATI or Water Pik has caused the Water Pik Entity to (a) become a party to a vendor contract, group insurance contract, or HMO letter agreement associated with a Water Pik Health and Welfare Plan, (b) become a self-insured entity for the purposes of one or more Water Pik Health and Welfare Plans, (c) assume all or a portion of the liabilities or administrative responsibilities for benefits which arose before the Close of the Distribution Date under an ATI Health and Welfare Plan and which were expressly assumed by Water Pik pursuant to the terms of this Agreement, or (d) take any other action, extend any coverage, assume any other liability or fulfill any other responsibility that Water Pik would otherwise be required to take under the terms of this Article V, unless it is clear from the context that the particular reference is not intended to include a Water Pik Entity. In all such instances in which a reference in this Article V to "Water Pik" includes a reference to a Water Pik Entity, Water Pik shall be responsible to ATI for ensuring that the Water Pik Entity complies with the applicable terms of this Agreement and the Water Pik Individuals allocated to such Water Pik Entity shall have the same rights and entitlements to benefits under the applicable Water Pik Health and Welfare Plans that the Water Pik Individual would have had if he or she had instead been allocated to Water Pik. Further, each such Water Pik Entity, unless otherwise expressly provided under the terms of this Agreement or any Ancillary Agreement, shall defend, indemnify and hold harmless ATI for any costs incurred by ATI pursuant to the provisions of Article V on behalf of or related to such Water Pik Entity.


                                   ARTICLE VI
              EXECUTIVE BENEFITS AND NON-EMPLOYEE DIRECTOR BENEFITS


         6.1 ASSUMPTION OF OBLIGATIONS. Except (i) for Benefit Liabilities arising under the Teledyne Pension Equalization Plan and (ii) as otherwise expressly provided in this Article VI, effective Immediately After the Distribution Date, Water Pik and the Water Pik Entities shall assume and be solely responsible for all Benefit Liabilities to or relating to Water Pik Individuals under all ATI Executive Benefit Plans.

         6.2 CONSENTS AND NOTIFICATIONS. ATI and Water Pik shall use their Reasonable Efforts to obtain, or cause to be obtained, to the extent necessary, the written consent of each Water Pik Individual who is a party to a separate agreement between the Individual and ATI and/or a participant in any ATI Executive Benefit Plan, to the treatment of such individual agreement and/or Executive Benefit Plan, as applicable, in accordance with this Article VI, including the assumption by Water Pik and the Water Pik Entities, of sole responsibility for, and the release of ATI and the ATI Entities from, all Benefit Liabilities thereunder; provided, that no failure to seek or to obtain any such consent shall have any effect upon the obligations of Water Pik and the Water Pik Entities with respect to such Benefit Liabilities.

         6.3 ATI 1999 BONUS PLAN. Subject to the provisions of
Section 6.4(a)(ii)(B), Water Pik shall be responsible for determining, with respect to all Awards that would otherwise be payable under any bonus Plan or arrangement to Water Pik Individuals for the 1999 performance year, (a) the extent to which established performance criteria (as interpreted by Water Pik, in its sole discretion, after taking into account the effects of the Distribution) have been met and (b) the payment level for each Water Pik Individual.

         6.4 ATI INCENTIVE PLANS. ATI and Water Pik shall use their Reasonable Efforts to take all actions necessary or appropriate so that each outstanding Award granted under any ATI Incentive Plan held by any Water Pik Individual shall be determined, converted or replaced, as the case may be, as set forth in this Section 6.4 with an Award under the Water Pik Incentive Plan.

         (a) WATER PIK INDIVIDUALS WHO ARE ACTIVE EMPLOYEES OF WATER PIK.



                  (i) STOCK OPTIONS. Water Pik shall cause each ATI Option that is outstanding as of the Close of the Distribution Date and is held by a Water Pik Individual to be converted, effective Immediately After the Distribution Date, to a Water Pik Option (a "Converted Option"). Such Converted Option shall provide for the option to purchase a number of shares of Water Pik Common Stock equal to the number of shares of ATI Common Stock subject to such ATI Option as of the Close of the Distribution Date, multiplied by the Ratio, and then rounded up to the nearest whole share. The per-share exercise price of such Converted Option shall equal the per-share exercise price of such ATI Option as of the Close of the Distribution Date divided by the Ratio. Each such Converted Option shall otherwise have the same terms and conditions as were applicable to the corresponding ATI Option as of the Close of the Distribution Date, except that references to ATI and its Affiliates shall be amended to refer to Water Pik and its Affiliates.

                  (ii) PERFORMANCE AWARDS.

                  (A) The current performance period under the ATI Performance Share Program is the three-year period commencing on January 1, 1998. Either prior to or within a reasonable time after the Distribution Date, in accordance with the provisions of Section 6.4(a)(ii)(B), the applicable ATI Performance Award under the ATI Performance Share Program shall be determined by ATI with respect to each Water Pik Individual for the period from January 1, 1998 through the Distribution Date. Effective Immediately After the Distribution Date,
Water Pik and the Water Pik Entities shall assume and be solely responsible for all Benefit Liabilities to or relating to Water Pik Individuals with respect to the administration and distribution of Performance Awards to such Water Pik Individuals.

                  (B) Notwithstanding the provisions of Section 6.3, the ATI Personnel and Compensation Committee or the Stock Incentive Award Subcommittee, as the case may be, shall determine, in its sole and absolute discretion, with respect to each Water Pik Individual, the extent to which, as of the Distribution Date, such Individual has achieved target performance levels established under the ATI Performance Share Program and the appropriate Performance Award for such Individual based upon such performance. The Performance Award so determined shall be pro-rated by multiplying the Performance Award determined under the preceding sentence by a fraction, the numerator of which shall be equal to the number of months from and including January 1, 1998 to the month in which the Distribution Date occurs and the denominator of which shall be 36. The Performance Award as determined hereunder shall be distributed by Water Pik and the Water Pik Entities to the applicable Water Pik Individual as provided under the terms of the Performance Share Program; provided, however, that any ATI Common Stock allocated or otherwise awarded to a Water Pik Individual as part of a Performance Award under the provisions of this Section 6.4(a)(ii) shall, prior to any distribution to such Individual and, in any event, no later than Immediately After the Distribution Date, be converted into Water Pik Common Stock by multiplying the number of shares of ATI Common Stock subject to such Performance Award by an appropriate ratio, as determined by ATI's Board of Directors or an applicable Committee thereof and then rounding up the product to the nearest whole share.


                  (iii) SARP. As of the Distribution Date, all shares of ATI Common Stock issued and outstanding held by a Water Pik Individual under the ATI SARP as Designated Stock or Purchased Stock (as those terms are defined in the ATI SARP) shall continue to be so held, and the shares of Water Pik Common Stock received by Water Pik Individuals in respect of their Purchased Stock and Designated Stock pursuant to the distribution terms of Article III of the Separation and Distribution Agreement and the shares of Teledyne Technologies Incorporated Common Stock received by Water Pik Individuals in respect of their Purchased Stock and Designated Stock as a result of the spin-off of Teledyne Technologies Incorporated by ATI to ATI's stockholders shall also be considered Designated Stock or Purchased Stock, as the case may be, subject to the terms of the ATI SARP. Effective Immediately After the Distribution Date, Water Pik shall assume all Benefit Liabilities to or relating to Water Pik Individuals under the ATI SARP relating to the Restricted Stock (as that term is defined in the ATI
SARP), but ATI shall retain all promissory notes payable by participants into the ATI SARP, including Water Pik Individuals, to the order of ATI, and the collateral with respect to such notes shall include all shares of ATI Common Stock that were pledged as collateral for purposes of the ATI SARP immediately prior to the Distribution Date as well as the shares of Water Pik Common Stock and Teledyne Technologies Incorporated Common Stock issued in respect of such shares of ATI Common

Stock held as collateral. Effective Immediately After the Distribution Date, pursuant to the terms of the ATI SARP, all Water Pik Individuals holding awards of Restricted Stock under the ATI SARP as of the Distribution Date shall receive, without any further action on their part and in substitution for all shares of Restricted Stock held immediately prior to the Distribution Date by such Water Pik Individuals under the ATI SARP a number of shares of Water Pik Common Stock determined by multiplying the number of shares of ATI Common Stock that are held immediately prior to the Distribution Date, as Restricted Stock under the ATI SARP by an appropriate ratio, as determined by ATI's Board of Directors or an applicable Committee thereof then rounding the product up to the nearest whole share, and such shares of Water Pik Common Stock shall be subject to the same restrictions as the shares of ATI Common Stock prior to the conversion.


         (b) WATER PIK INDIVIDUALS WHO ARE NOT ACTIVE EMPLOYEES OF WATER PIK. Each outstanding Award that is held by an individual who, as of the Close of the Distribution Date, would otherwise be a Water Pik Individual but is not an active employee of or on leave of absence from Water Pik or a Water Pik Entity shall remain outstanding Immediately After the Distribution Date in accordance with its terms as applicable as of the Close of the Distribution Date, subject to such adjustments as may be applicable to outstanding Awards held by individuals who remain active employees of or on leave of absence from ATI or an ATI Entity after the Distribution Date.

         6.5 ATI NONQUALIFIED DEFERRED COMPENSATION PROGRAMS.


         (a) ASSUMPTION OF LIABILITIES AND TRANSFER OF ASSETS. Subject to the provisions of Section 6.1, effective Immediately After the Distribution Date, Water Pik shall assume all Benefit Liabilities to or relating to Water Pik Individuals under the ATI Nonqualified Deferred Compensation Programs. Effective Immediately After the Distribution Date, to the extent ATI has acquired Corporate-Owned Life Insurance Policies as a source of payment of liabilities which are or may be payable under the Allegheny Teledyne Incorporated Executive Deferred Compensation Plan with respect to Water Pik Individuals, ATI shall, in ATI's sole discretion, (i) transfer an amount in cash equal to the cash surrender value of such policies or (ii) cause the transfer, either by assignment or any other reasonable means, to Water Pik of Corporate-Owned Life Insurance Policies on the lives of such Water Pik Individuals and such other employees or former employees of ATI or its subsidiaries as ATI may, in its sole discretion select, or any portion thereof, having in the aggregate a cash surrender value equal to the amount of any Benefit Liabilities for Water Pik Individuals under the Allegheny Teledyne Incorporated Executive Deferred Compensation Plan.


         (b) CORPORATE-OWNED LIFE INSURANCE. ATI and Water Pik shall take all actions necessary to replicate the manner in which ATI has heretofore held Corporate-Owned Life Insurance Policies, and executing or accepting delivery of any assignments reasonably requested by either party or any insurance company insuring one or more lives under the Corporate-Owned Life Insurance Policies, as may be necessary or appropriate in order to assign those Policies insuring Water Pik Individuals to Water Pik, effective Immediately After the Distribution Date. If a Corporate-Owned Life Insurance Policy is so assigned to Water Pik, Water Pik shall assume and be solely responsible for all Benefit Liabilities, and shall be entitled to all benefits, thereunder, effective as of the earlier of
(i) the Close of the Distribution Date and (ii) the date of such assignment. ATI and Water Pik shall continue, liquidate and/or administer such Corporate-Owned

Life Insurance Policies on terms and conditions agreed to by ATI and Water Pik. ATI and Water Pik shall share all information that may be necessary to identify the individuals insured by the Corporate-Owned Life Insurance Policies owned by ATI and/or Water Pik and to determine when and whether such individuals are deceased.

         6.6 NON-EMPLOYEE DIRECTOR BENEFITS. The parties intend that all
Water Pik Non-Employee Directors who were ATI Non-Employee Directors prior to the Distribution Date may continue to serve as ATI Non-Employee Directors. In furtherance of such intention, ATI shall retain all Benefit Liabilities with respect to the services of its Non-Employee Directors under the ATI Non-Employee Director Plans accrued as of the Distribution Date. Water Pik assumes no Benefit Liabilities under the ATI Non-Employee Director Plans.


         6.7 CONFIDENTIALITY AND PROPRIETARY INFORMATION. No provision of this Agreement shall be deemed to release any individual for a violation of any agreement or policy pertaining to confidential or proprietary information of ATI or any of its Affiliates, or otherwise relieve any individual of his or her obligations under any such agreement or policy.


                                   ARTICLE VII
                           GENERAL AND ADMINISTRATIVE



         7.1 INTERIM SERVICES AGREEMENT. Effective on or before the Distribution Date, ATI and Water Pik shall enter into an agreement relating to the coordination of and payment for transition services to be provided by ATI regarding the establishment and administration of the Water Pik Plans (the "Interim Services Agreement"). The provisions of the Interim Services Agreement shall be incorporated by reference in this Agreement and shall become a part of this Agreement.


         7.2 PAYMENT OF LIABILITIES, PLAN EXPENSES AND RELATED MATTERS.


         (a) ACTUARIAL AND ACCOUNTING METHODOLOGIES AND ASSUMPTIONS. For purposes of this Agreement, unless specifically indicated otherwise: (i) all actuarial methodologies and assumptions used for a particular Plan shall (except to the extent otherwise determined by ATI and Water Pik to be reasonable or necessary) be substantially the same as those used in the actuarial valuation of that Plan used to determine minimum funding requirements under ERISA Section 302 and Code Section 412(c) for 1999, or, if such Plan is not subject to such minimum funding requirements, the assumptions used to prepare ATI's audited financial statements for 1999, as the case may be; and (ii) the value of plan assets shall be the value established by ATI for purposes of audited financial statements of the relevant plan or trust for the period ending on the date as of which the valuation is to be made. Except as otherwise contemplated by this Agreement or as required by law, all determinations as to the amount or valuation of any assets of or relating to any ATI Plan (whether or not such assets are being transferred to a Water Pik Plan) shall be made by ATI in its sole and absolute discretion and such determination shall be final and binding on all parties.

         (b) PAYMENT OF LIABILITIES; DETERMINATION OF EMPLOYEE STATUS. Water Pik shall pay directly, or reimburse ATI promptly for, all Benefit Liabilities assumed by it pursuant to this Agreement, including all compensation payable to Water Pik Individuals for services rendered while in the employ of ATI or an ATI Entity before becoming a Water Pik Individual (to the extent not charged for pursuant to Section 7.1 or another Ancillary Agreement). To the extent the amount of such Benefit Liabilities is not yet determinable because the status of individuals as Water Pik Individuals is not yet determined, except as otherwise specified herein or in another Ancillary Agreement with respect to particular Benefit Liabilities, Water Pik shall make such payments or reimbursements based upon ATI's reasonable estimates of the amounts thereof, and when such status is determined, Water Pik shall make additional reimbursements or payments, or ATI shall reimburse Water Pik, to the extent necessary to reflect the actual amount of such Benefit Liabilities. In determining the number of individuals in any particular group of employees described in this Agreement (such as "Water Pik Individuals"), no individual shall be counted twice. Determinations of what entity employs or employed a particular individual shall be made by reference to the applicable legal entity and/or other appropriate accounting code, to the extent possible.

         7.3 SHARING OF PARTICIPANT INFORMATION. ATI and Water Pik shall share, ATI shall cause each applicable ATI Entity to share, and Water Pik shall cause each applicable Water Pik Entity to share, with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the ATI Plans and the Water Pik Plans. ATI and Water Pik and their respective authorized agents shall, subject to applicable laws on confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration. Until December 31, 2000, all participant information shall be provided in a manner and medium that is compatible with the data processing systems of ATI as in effect on the Close of the Distribution Date, unless otherwise agreed to by ATI and Water Pik.

         7.4 REPORTING AND DISCLOSURE AND COMMUNICATIONS TO PARTICIPANTS. Water Pik shall take, and shall cause each other applicable Water Pik Entity to take, all actions necessary or appropriate to facilitate the distribution of all applicable ATI Plan-related communications and materials to Water Pik Individuals and their beneficiaries, including summary plan descriptions and related summaries of material modification, summary annual reports, investment information, prospectuses, notices and enrollment material related to the Water Pik Plans. Water Pik shall pay ATI the cost relating to the copies of all such documents provided to Water Pik, except to the extent such costs are charged pursuant to Section 7.1 or pursuant to an Ancillary Agreement. Water Pik shall assist, and Water Pik shall cause each other applicable Water Pik Entity to assist, ATI in complying with all reporting and disclosure requirements of ERISA, including the preparation of Form 5500 annual reports for the ATI Plans, where applicable.

         7.5 NON-TERMINATION OF EMPLOYMENT; NO THIRD-PARTY BENEFICIARIES. No provision of this Agreement or the Separation and Distribution Agreement shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Water Pik Individual or other future, present or former employee of ATI, an ATI Entity, Water Pik, or a Water Pik Entity under any ATI Plan or Water Pik Plan or otherwise. Without limiting the generality of the foregoing: (i) the Distribution shall not cause any employee to be deemed to have incurred a termination of employment which entitles such individual to the commencement of benefits under any of the ATI Plans, any of the Water Pik Plans, or any individual agreements; and (ii) except as expressly provided in this Agreement, nothing in this Agreement shall preclude Water Pik, at any time after the Close of the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Water Pik Plan, any benefit under any Plan or any trust, insurance policy or funding vehicle related to any Water Pik Plan unless such change could or will increase the obligations of ATI or any ATI Entity under any Plan or agreement.

         7.6 BENEFICIARY DESIGNATIONS. All beneficiary designations made by Water Pik Individuals for ATI Plans shall be transferred to and be in full force and effect under the corresponding Water Pik Plans until such beneficiary designations are replaced or revoked by the Water Pik Individual who made the beneficiary designation.

         7.7 REQUESTS FOR IRS RULINGS AND DOL OPINIONS. Water Pik shall cooperate fully with ATI on any issue relating to the transactions contemplated by this Agreement for which ATI elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL. ATI shall cooperate fully with Water Pik with respect to any request for a determination letter or private letter ruling from the IRS or advisory opinion from the DOL with respect to any of the Water Pik Plans relating to the transactions contemplated by this Agreement.

         7.8 FIDUCIARY MATTERS. ATI and Water Pik each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination that to do so would violate such a fiduciary duty or standard.

         7.9 COLLECTIVE BARGAINING. To the extent any provision of this Agreement is contrary to the provisions of any collective bargaining agreement to which ATI or any Affiliate of ATI is a party, the terms of such collective bargaining agreement shall prevail. Should any provisions of this Agreement be deemed to relate to a topic determined by an appropriate authority to be a mandatory subject of collective bargaining, ATI or Water Pik may be obligated to bargain with the union representing affected employees concerning those subjects. Neither party will agree to a modification of any collective bargaining agreement without the consent of the other.

         7.10 CONSENT OF THIRD PARTIES. If any provision of this Agreement is dependent on the consent of any third party (such as a vendor or a union) and such consent is withheld, ATI and Water Pik shall use their Reasonable Efforts to implement the applicable provisions of this Agreement to the full extent practicable. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, ATI and Water Pik shall negotiate in good faith to implement the provision in a mutually satisfactory manner.



         7.11 INDEMNIFICATION OF ATI. Water Pik shall indemnify, defend and hold harmless ATI, each ATI Entity and each of their respective directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "ATI Indemnitees") from and against (i) any and all Benefit Liabilities of the ATI Indemnitees to the extent any such Benefit Liabilities are assumed by Water Pik or a Water Pik Entity under this Agreement and (ii) any and all changes or modifications to any rights, privileges or benefits of or relating to any Water Pik Individual as provided in or otherwise contemplated by this Agreement.



                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 FOREIGN PLANS. To the extent that Water Pik has or assumes any responsibility for sponsorship, maintenance or administration of any Foreign Plan, ATI shall have no responsibility or liability with respect to such Plan and Water Pik shall indemnify and hold harmless ATI from any liability under such Plan.

         8.2 EFFECT IF DISTRIBUTION DOES NOT OCCUR. If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Close of the Distribution Date, Immediately After the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by Water Pik and ATI.

         8.3 RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.


         8.4 AFFILIATES. Each of ATI and Water Pik shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by an ATI Entity or a Water Pik Entity, respectively.

         8.5 COUNTERPARTS; ENTIRE AGREEMENT; CORPORATE POWER.

         (a) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

         (b) This Agreement, and the Exhibits, Schedules and Appendices hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.

         (c) ATI represents on behalf of itself and each ATI Entity, and Water Pik represents on behalf of itself and each Water Pik Entity, as follows:

                  (i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform each of this Agreement and to consummate the transactions contemplated hereby; and

                  (ii) this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

         (d) Each party hereto acknowledges that it and each other party hereto may be executing this Agreement by facsimile, stamp or mechanical signature. Each party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it will not assert that any such signature is not adequate to bind such party to the same extent as if it were signed manually and agrees that at the reasonable request of any other party hereto at any time it will as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).

         8.6 GOVERNING LAW; CONSENT TO JURISDICTION.

         (a) This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies, irrespective of the choice of laws principles of the Commonwealth of Pennsylvania.

         (b) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of (i) the Court of Common Pleas of Allegheny County, Pennsylvania and (ii) the United States District Court for the Western District of Pennsylvania, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the parties hereto further agrees that service of any process, summons, notice or document hand delivered or sent by U.S. registered mail to such party's respective address set forth in Section 8.9 will be effective service of process for any action, suit or proceeding in Pennsylvania with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Court of Common Pleas of Allegheny County, Pennsylvania or (ii) the United States District Court for the Western District of Pennsylvania, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         8.7 ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other party hereto.

         8.8 THIRD PARTY BENEFICIARIES. Except as otherwise expressly provided herein, (a) the provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any Person except the parties any rights or remedies hereunder, (b) there are no third party beneficiaries of this Agreement, and (c) this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement. No party shall be required to deliver any notice under this Agreement to any other party with respect to any matter in which such other party has no right, remedy or claim.

         8.9 NOTICES. All notices or other communications under this Agreement shall be in writing and shall be deemed to be duly given when (a) delivered in person or (b) deposited in the United States mail or private express mail, postage prepaid, addressed as follows:

         If to ATI, to:           Allegheny Teledyne Incorporated
                                  1000 Six PPG Place
                                  Pittsburgh, Pennsylvania 15222-5479
                                  Attn: Senior Vice President, General Counsel
                                        & Secretary

         If to Water Pik, to:     Water Pik Technologies, Inc.
                                  600 Newport Center Drive, Suite 470
                                  Newport Beach, California 92660
                                  Attn: Senior Vice President, General Counsel
                                        & Secretary

Any party may, by notice to the other party, change the address to which such notices are to be given.

         8.10 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

         8.11 FORCE MAJEURE. No party shall be deemed in default of this Agreement to the extent that any delay or failure in the performance of its obligations under this Agreement results from any cause beyond its reasonable control and without its fault or negligence, such as acts of God, acts of civil or military authority, embargoes, epidemics, war riots, insurrections, fires, explosions, earthquakes, floods, unusually severe weather conditions, labor problems or unavailability of parts, or, in the case of computer systems, Year 2000 problems or any failure in electrical or air conditioning equipment. In the event of any such excused delay, the time for performance shall be extended for a period equal to the time lost by reason of the delay.

         8.12 HEADINGS. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         8.13 WAIVERS OF DEFAULT. Waiver by any party of any default by the other party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of the other party.

         8.14 SPECIFIC PERFORMANCE. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are or are to be thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived.

         8.15 AMENDMENTS. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such waiver, amendment, supplement or modification.

         8.16 INTERPRETATION. Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms "hereof," "herein," and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules, Exhibits and Appendices hereto) and not to any particular provision of this Agreement. Article, Section, Exhibit, Schedule and Appendix references are to the Articles, Sections, Exhibits, Schedules and Appendices to this Agreement unless otherwise specified. The word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified. The word "or" shall not be exclusive. Unless expressly stated to the contrary in this Agreement, all references to "the date hereof," "the date of this Agreement," "hereby" and "hereupon" and words of similar input shall all be references to _______________, 1999, regardless of any amendment or restatement hereof.

         8.17 DISPUTES.

         (a) Resolution of any and all disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes in connection with claims by third parties (collectively, "Disputes"), shall be subject to the provisions of this
Section 8.17; provided, however, that nothing contained herein shall preclude any party from seeking or obtaining (i) injunctive relief or (ii) equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder.

         (b) Any party may give the other parties written notice of any Dispute not resolved in the normal course of business. The parties shall attempt in good faith to resolve any Dispute promptly by negotiation between executives of the parties who have authority to settle the controversy. Within 15 days after delivery of the notice, the foregoing executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary for a period not to exceed five days, to attempt to resolve the Dispute. All reasonable requests for information made by one party to the other will be honored. If the parties do not resolve the Dispute within such 20 day period (the "Initial Mediation Period"), the parties shall attempt in good faith to resolve the Dispute by negotiation between or among the Designated Officers. The Designated Officers shall meet at a mutually acceptable time and place (but in no event no later than 15 days following the expiration of the Initial Mediation Period) and thereafter as often as they reasonably deem necessary for a period not to exceed 15 days, to attempt to resolve the Dispute.

         (c) If the Dispute has not been resolved by negotiation within 50 days of the first party's notice, or if the parties failed to meet within 15 days of the first party's notice, or if the Designated Officers failed to meet within 35 days of the first party's notice, any party may commence any litigation or other procedure allowed by law.

         IN WITNESS WHEREOF, the parties have caused this Employee Benefits Agreement to be duly executed as of the day and year first above written.

                                         ALLEGHENY TELEDYNE INCORPORATED


                                         By:____________________________

                                         Title:_________________________


                                         WATER PIK TECHNOLOGIES, INC.

                                         By:____________________________

                                         Title:_________________________